As filed with the Securities and Exchange Commission on August 13, 2024
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0484934 (I.R.S. Employer Identification No.)

900 South Pine Island Road Plantation, Florida (Address of principal executive offices)	33324 (Zip Code)
PERFORMANT FINANCIAL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN 2024 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
SIMEON M. KOHL Chief Executive Officer 900 South Pine Island Road Plantation, Florida 33324 (925) 960-4800 (Name, address and telephone number of agent for service)	Copy to: DAVID E. LILLEVAND, ESQ. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I
For the purpose of registering additional shares of the Common Stock of Performant Financial Corporation (the “Registrant”) under the Amended and Restated 2012 Stock Incentive Plan, the Registrant hereby incorporates herein by reference the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on September 11, 2017 (File No. 333-220426), the Registration Statement on Form S-8 filed by the Registrant with the SEC on August 11, 2015 (File No. 333-206295) and the Registration Statement on Form S-8 filed by the Registrant with the SEC on October 31, 2012 (File No. 333-184657) and hereby deems the contents of those Registration Statements, together with all exhibits filed therewith or incorporated therein by reference, to be a part of this Registration Statement, except as otherwise updated or modified herein.
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8.
The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:
(a)our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
(b)our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;
(c)our Current Reports on Form 8-K filed with the Commission on March 6, 2024, May 1, 2024 and June 24, 2024; and
(d)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on August 8, 2012 (File No. 001-35628) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Unless expressly incorporated into this Registration Statement, reports furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities.
    Not applicable.
Item 5.   Interests of Named Experts and Counsel.
    Not applicable.
Item 6.   Indemnification of Directors and Officers.
    Section 145 of the Delaware General Corporation Law (“DGCL”) provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant’s Third Amended and Restated Certificate of Incorporation, Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, and Article 6 of the Registrant’s Amended and Restated Bylaws, Exhibit 3.2(b) to the Registrant’s Form S-1/A filed July 23, 2012 (File No. 313-182529), provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
Item 7.   Exemption from Registration Claimed.
    Not applicable.
Item 8.    Exhibits

Exhibit No.	Description
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1*	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
99.1	Amended and Restated 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 29, 2024)
99.2	Performant Financial Corporation 2024 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 29, 2024)
107*	Calculation of Filing Fee Tables

* Filed herewith
Item 9.    Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on this 13th day of August, 2024.
PERFORMANT FINANCIAL CORPORATION

By          /s/ Simeon M. Kohl
Simeon M. Kohl
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simeon M. Kohl and Rohit Ramchandani and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Simeon M. Kohl Simeon M. Kohl	Chief Executive Officer (Principal Executive Officer) and Director	August 13, 2024
/s/ Rohit Ramchandani Rohit Ramchandani	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2024
/s/ Lisa C. Im Lisa C. Im	Director (Chair)	August 13, 2024
/s/ James LaCamp James LaCamp	Director	August 13, 2024
/s/ Eric Yanagi Eric Yanagi	Director	August 13, 2024
/s/ William D. Hansen William D. Hansen	Director	August 13, 2024
/s/ Shantanu Agrawal Shantanu Agrawal	Director	August 13, 2024
/s/ Bradley F. Fluegel Bradley F. Fluegel	Director	August 13, 2024

EXHIBIT 5.1

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111
August 13, 2024
Performant Financial Corporation
900 South Pine Island Road
Plantation, Florida 33324
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for Performant Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of 12,000,000 shares (the “Shares”) of the Company's common stock, par value $0.0001 per share, issuable pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan and 2024 Employee Stock Purchase Plan (collectively, the “Plans”).
We have reviewed the Registration Statement, the Plans and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.
Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Performant Financial Corporation of our report dated March 13, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of Performant Financial Corporation for the year ended December 31, 2023.
/s/ Baker Tilly US, LLP
Atlanta, Georgia
August 13, 2024